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                                                                      Exhibit 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, no par value, of Itron, Inc., a Washington corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

         The undersigned further agree that each party hereto is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other parties, unless such party knows or has reason to believe that such information is inaccurate.

         This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

         In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 8th day of March, 1999.


                              HOUSTON INDUSTRIES INCORPORATED
                              d/b/a Reliant Energy, Incorporated


                              By:        /s/ MARY P. RICCIARDELLO
                                 --------------------------------------
                                 Name:  Mary P. Ricciardello
                                 Title: Vice President and Comptroller


                              RELIANT ENERGY RESOURCES CORP.


                              By:        /s/ MARY P. RICCIARDELLO
                                 --------------------------------------
                                 Name:  Mary P. Ricciardello
                                 Title: Vice President and Comptroller


                              ARKLA FINANCE CORPORATION


                              By:       /s/ MARY P. RICCIARDELLO
                                 --------------------------------------
                                 Name:  Mary P. Ricciardello
                                 Title: Agent